November 24, 2013

Coeur Capital Q&A Information Sheet

What is Coeur Capital?

•	A newly-formed wholly-owned subsidiary of Coeur Mining

•	Will hold Coeur’s existing and any future acquired royalty and streaming interests along with its strategic equity investments

What are the benefits of having a royalty/streaming company within Coeur?

•	We believe royalty/streaming companies offer a complementary business model to our traditional operating model and this addition will make Coeur Mining a more attractive company for investors

▪	Helps to reduce Coeur’s overall risk profile

▪	Provides better leverage to metal prices for stockholders

▪	Able to leverage in-house expertise: technical, business development, existing investments, legal, finance, accounting

▪	Demonstrates value for the existing royalties/streams Coeur already owns

▪	Royalty/streaming equities have outperformed mining companies and metals prices and are awarded higher trading multiples

•	The two models are complementary, especially when pursuing external growth opportunities

•	Expected to provide an additional avenue for growth; a way to fund and invest in new projects

Which assets does Coeur plan to contribute to Coeur Capital, Inc.?

•	Endeavor: lead/zinc/silver mine operated by CBH Resources Ltd. a subsidiary of Toho Zinc in Australia

▪	Coeur owns 100% of the silver production and reserves (up to 20 million payable ounces)

▪	Produced 665,816 payable ounces of silver in 2012

▪	In 2012, Endeavor provided after-tax cash flow (net income + DD&A)[1] of $10.4 million

▪	4.8 million payable ounces received through September 30, 2013 (24% of the total 20 million payable ounces to which Coeur is entitled)

•	Cerro Bayo: gold and silver mine operated by Mandalay Resources Corp. in Chile

▪	2% net smelter royalty for life of mine (LOM)

▪	Coeur began to receive royalty payments from the Cerro Bayo royalty in the third quarter 2013

▪	2014 expected production[2]: 3.0-3.2 million ounces of silver; 23,000-27,000 ounces of gold

▪	2014 expected cash costs per silver ounce[1,2]: $6-$8

•	Two non-producing royalties:

▪	80% interest in 2.5% net smelter royalty on certain areas of Newmont’s Martha Mine in New Zealand

▪	1.5% net smelter royalty on Southern Legacy’s Puchuldiza project in Chile

1.	Non-GAAP measure.

2.	Source: Publicly available information published by Mandalay Resources Corp. Guidance by Mandalay Resources Corp. as of November 5, 2013.

How will Coeur Capital compete with other royalty and streaming companies?

•	Coeur Capital will already have a portfolio of cash flowing streams and royalties, which sets it apart from many companies in the space

•	There is currently a bifurcated competitive landscape:

▪	Small companies that are undercapitalized and lack cash flow

▪	Large companies requiring very large transactions in order to “move the needle”

•	Coeur Capital’s target transaction size is $3 - $30 million

Will Coeur Mining allocate capital to Coeur Capital to the detriment of its existing operating assets and projects?

•	No. Given the existing cash flow profile of Coeur Capital, we expect future growth to be largely self-funded and financeable at a relatively low cost of capital

•
Coeur Capital will focus on investing capital in high-return opportunities that we believe will translate into value for our stockholders. We believe royalties and streams can help achieve this objective by improving the overall quality of our cash flow and increasing overall margins

How big does Coeur intend to grow Coeur Capital?

•	We see a lot of opportunity to grow Coeur Capital, but it will be important to remain disciplined

•
We believe with further acquisitions, Coeur Capital’s free cash flow[1] could reach $50 million within five years, which would be a meaningful contribution to Coeur’s overall cash flows and margins and not impede our ability to fund investments in the traditional operating side of the business. Our intention is to achieve enough critical mass in Coeur Capital to the level at which investors will value this segment of the company at multiples currently enjoyed by other streaming/royalty companies

1.	Non-GAAP measure. Free cash flow is defined as cash flow from operating activities less net capital expenditures.

Who is Global Royalty Corp.?

•	Privately held, Vancouver based royalty company

•	Royalty on McEwen Mining Inc.’s El Gallo complex in Mexico’s Sinaloa State[1]

▪	Open pit, heap leach operation

▪	3.5% net smelter royalty for approximately 275,000 additional ounces produced[2]; 1.0% thereafter over LOM

▪	Phase 1:

▪	Commercial production achieved January 1, 2013

▪	2013 production estimate: 27,310 gold ounces

▪	Production expected to ramp to 75,000 ounces by 2015

▪	Phase 2:

▪	Currently examining alternatives for Phase 2 expansion

▪	Potential for production of 105,000 ounces per year

•	Royalty on Dynasty Metals & Mining Inc.’s Zaruma gold mine in Ecuador[3]

▪	1.5% gold net smelter royalty over LOM

▪	Pre-commercial production with processing of ore to doré at the Zaruma processing plant

▪	Zaruma produced 15,245 ounces of gold during the first nine months of 2013

▪	Underground mine development continues; commercial production expected to be achieved in the fourth quarter

▪	Concession area consists of 103 square kilometers

•	Option, which Coeur Capital intends to exercise upon closing the Global Royalty transaction, to acquire the following from Dynasty Metals & Mining for an additional $5 million:

▪	Additional 1.5% net smelter royalty on Zaruma (for a total of 3.0%)

▪	1.0% net smelter royalty interests on Dynasty Metals & Mining’s Jerusalem and Dynasty projects in Ecuador

•	Mark Kucher, CEO and Director

▪	25 years of resource finance experience in investment banking, M&A, merchant banking, and institutional coverage

▪	Investment banking experience with BMO Harris Capital Markets, UBS Canada, and Sprott Securities

▪	Founder of British Swiss Investment Corp. in 1990

▪	Track record of identifying and acquiring undervalued, illiquid mining assets

▪	Knowledge of structured finance and proven negotiation skills

▪	Proven ability to capture shareholder value and generate gains through strategic sale

▪	Largest holder of outstanding GRC shares

▪	Will become Managing Director of Coeur Capital and will have primary responsibility for its daily management and growth

1.	Source: Publicly available information published by McEwen Mining Inc. 2013 and 2015 guidance as published on November 8, 2013 by McEwen Mining Inc.

2.	Represents remaining gold equivalent production subject to 3.5% net smelter royalty.

3.	Sourced from publicly available information published by Dynasty Metals & Mining Inc.

What are the terms of the transaction to acquire Global Royalty Corp.?

•	Coeur entered into definitive agreement November 22, 2013

•	Consideration of $23.8 million; payable in approximately $0.3 million in cash and $23.6 million in Coeur common stock, or approximately 2.1 million shares

•	Coeur Capital will assume approximately $3.9 million of existing GRC liabilities

•	Enterprise value represents 4.5 times expected 2015 free cash flow[1]

•	Transaction expected to close in December 2013

1.	Non-GAAP measure. Free cash flow is defined as cash flow from operating activities less net capital expenditures.

Why is Coeur making this acquisition?

•	Consistent with our strategic priorities:

▪	Improve operational consistency and reliability:

▪	Coeur Capital’s cash flow is expected to be more stable than the cash flows from Coeur’s operations

▪	Maximize cash flow:

▪
Coeur Capital’s cash flow is expected to improve the overall quality of Coeur’s net cash flow through anticipated higher margin, immediate contribution of cash flow, and fixed/minimal operating costs which is intended to provide stockholders with better leverage to changes in metal prices

▪	Invest in accretive, high return growth opportunities:

▪	The acquisition meets our return criteria

•	Strengthens Coeur’s organization/management team by adding Mark Kucher, a seasoned player in the royalty and stream space

•	Ability to leverage existing in-house technical and operational skills

•	Opportunistic timing given challenging capital markets for many companies in need of funding

•
Global Royalty’s assets will be combined with existing streams and royalties currently held by Coeur into Coeur Capital. Once combined, it is expected that Coeur Capital will have four cash flowing royalty and stream interests totaling approximately $15m annually of after-tax free cash flow[1] for the next few years

1.	Non-GAAP measure. Free cash flow is defined as cash flow from operating activities less net capital expenditures.

Will this be a distraction to everything Coeur is trying to do right now?

•	We do not believe so

•	Mark Kucher will spearhead Coeur Capital’s efforts

•	Current business development activities are already evaluating opportunities. Coeur Capital provides another way to invest in projects Coeur believes deserve funding

•	The organization is now built to support Coeur Capital - accounting, legal, tech services, capital projects, operations support, etc.

•	Coeur Capital is expected to augment and balance Coeur’s composite asset portfolio, however our focus and priority will remain on our core business which is mining precious metals.

Is operating in Ecuador really improving Coeur’s risk profile?

•	We believe Ecuador is improving as an attractive mining jurisdiction. It has a new, established mining law and tax system in place

•	Dynasty Metals & Mining has been successful in building a processing plant and getting operations underway at its Zaruma project in Ecuador

•	We believe we appropriately risk-adjusted the expected cash flows from Zaruma to reflect the higher geopolitical risk

•	Of the four cash flowing interests that will be part of Coeur Capital, three are in very stable jurisdictions - Chile, Mexico, and Australia

Cautionary Statements

This document shall not constitute an offer to sell or a solicitation of an offer to purchase any Coeur shares and shall not constitute an offer, solicitation or sale in any jurisdiction, province or state in which such an offer, solicitation or sale would be unlawful.
This document contains numerous forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the anticipated closing of the Global Royalty transaction, strategic priorities and initiatives and expectations regarding leverage to metals prices, risk exposures, valuations, margins, cash flow, growth, expenditures, yields, and anticipated production. Such forward-looking statements are identified by the use of words such as “believes,” “intends,” “expects,” “hopes,” “may,” “should,” “will,” “plan,” “projected,” “contemplates,” “anticipates” or similar words, and involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the absence of control over mining operations in which Coeur or Coeur Capital holds royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdictions in which the mining operations are located and changes in project parameters as plans continue to be refined; the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be characterized as mineral reserves. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Mineral resource estimates do not account for minability, selectivity, mining loss and dilution. There is no certainty that the inferred mineral resources will be converted to the measured and indicated categories or that the measured and indicated mineral resources will be converted to the proven and probable mineral reserve categories. For additional information, please refer to the Canadian National Instrument 43-101-compliant Technical Reports for the applicable properties available on www.sedar.com or other publicly available disclosure of the applicable mine operators.
Non-U.S. GAAP Measures - We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including after-tax cash flow, cash costs, and free cash flow. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe after-tax cash flow, cash costs, and free cash flow are important measures in assessing the Company's overall financial performance.
For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819
Donna Mirandola, Director, Corporate Communications
(312) 489-5842
www.coeur.com